                                                                    EXHIBIT 10.1

                 SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

         This Settlement Agreement and Mutual General Release (hereinafter, this "Agreement") is made and entered into on this ____ day of March, 2004 by and between: Calais Resources, Inc., a corporation organized under the laws of British Columbia ("Calais"), Marlowe and Judy Harvey ("Mr. and Mrs. Harvey"), Aardvark Enterprises, Inc. ("AEI"), Aardvark Agencies, Inc. ("AAI"), White Cap Mines, Inc. ("WCM"), Argus Resources, Inc. ("Argus"), and Moran Holdings. Mr. and Mrs. Harvey, AEI, AAI, WCM, Moran Holdings, and Argus are collectively referred to as the "Harvey Parties"; Calais and the Harvey Parties are collectively referred to as the "Parties."

                                    RECITALS

     A. Calais is a publicly-held company based in Greenwood Village, Colorado, with properties in Boulder County, Colorado, Nye County, Nevada, and the Republic of Panama, which has obligations to file reports and disclosure information with the British Columbia Securities Commission ("BCSC") and the United States Securities and Exchange Commission ("SEC").

     B. Mr. Harvey has been an officer and director of Calais in the past and with the other Harvey Parties is a significant shareholder of Calais, appears to own more than 10% of the outstanding common stock of Calais as such ownership is calculated pursuant to Rule 13d-3 promulgated by the SEC, The topic of the Harvey Parties being a 10% or greater shareholder has been interpreted by Burns Figa and Will. The Harvey Parties have presently engaged an SEC attorney to independently determine if they are 10% or greater shareholders under US Rule 13d-3 and whether they owe any reporting obligations under Sections 13(d), 13(g), or 16(a) of the US Securities Exchange Act of 1934.

     C. The association of the Parties has given rise to certain disputes and differences and may give rise to other disputes and differences, whether foreseen or unforeseen (collectively referred to herein as the "Disputes") between and among them.

     D. Pursuant to the terms and conditions set forth in this Agreement, the Parties desire, without admitting any fault or liability, now to settle completely and for all time any and all Disputes among them regarding any matters, including (but without limitation) those which arose from or were related to or which may arise in the future from or which may in the future be related to the Disputes, and the circumstances and relationships attendant thereto;

         NOW THEREFORE, in consideration of the following covenants and promises and for other valuable consideration, this Agreement is entered into by the Parties.

                                    AGREEMENT

         1. AGREEMENTS. There are a number of existing agreements and relationships between Calais and the Harvey Parties which are intended to be set forth in, and modified by, this Agreement as described herein. These include:

    a. CONVERTIBLE DEBENTURES. Calais originally issued convertible debentures in July 2000, and reissued those debentures in May 2001 (as follows), each of which are convertible into common stock at the conversion price of Cdn$1.23 through May 11, 2011 and, based on the records of Calais are owned as follows:

Name of Holder                             Amount (Cdn$)               Underlying Shares
----------------------------------------------------------------------------------------
Mrs. Harvey                                $   3,149,955                   2,560,939
----------------------------------------------------------------------------------------
Argus Resources, Inc.                      $     215,422                     175,140
----------------------------------------------------------------------------------------
AAI                                        $     747,728                     607,909
----------------------------------------------------------------------------------------
Thomas S. Hendricks                        $     984,000                     893,864
----------------------------------------------------------------------------------------
                                    Total  $   5,097,105                   4,237,852
----------------------------------------------------------------------------------------

         ii. Of the debentures owned by Mrs. Harvey, she is holding Cdn$1,103,214 for Melvin Martin and disclaims any interest in debentures in that amount and the underlying shares. Mrs. Harvey assigned the Cdn$984,000 debenture to Mr. Hendricks on August 11, 2000 in connection with the settlement agreement described in (para). 1(b)(iii), below.

     b. CARIBOU PROPERTY AGREEMENTS. Two agreements recorded in the records of Boulder County, Colorado, by which Calais has the right to redeem or reacquire certain of the Caribou properties from AEI and/or AAI. The two agreements, which each address different properties, are dated March 26, 1999 (the "1999 Agreement," finally signed by AAI on August 9, 2000) and dated July 20, 2000 (the "2000 Agreement," finally signed by AAI on July 20, 2000). The properties addressed by the two agreements are referred to herein as the "1999 Properties" and the "2000 Properties," respectively. The 1999 Agreement and the 2000 Agreement are attached as exhibits. As a result of the agreements and the transactions leading to the agreements:

         i. AAI sold certain property it owned and used the proceeds from the property sale to purchase the 1999 Properties (for $500,000, pursuant to the exercise of an option). AAI deferred recognition of any gain on that sale pursuant to Section 1031 under the Internal Revenue Code. At the time, Calais did not have the funds necessary to exercise the option it had obtained.

         ii. On July 20, 2000 (after the date of the Hendricks Settlement described below, and approximately the same date as the mutual release (which was dated July 18, 2000 but apparently executed in August 2000), but prior to the date that AAI signed the 1999 Agreement), Calais and AAI entered into the 2000 Agreement by which:

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                  -        AAI purchased the 2000 Properties from Calais for
                           US$3,500,000, paying [US$1,200,000] cash and a
                           promissory note payable to Calais for [US$2,300,000], which promissory note is secured by a deed of trust against the 2000 Properties; and

                  - AAI agreed to reconvey the 2000 Properties to Calais for US$3,500,000 less the amount of the note and deed of trust remaining on the 2000 Properties, with Calais having such right for a ten year period from the date (July 20, 2000) of the 2000 Agreement.

                  -        AAI has made no payments on the promissory note.

                  - The 2000 Properties are recorded in the name of AAI in the Boulder County, Colorado, records.

         iii. Thomas S. Hendricks brought litigation against Mr. Harvey, Calais, and others, which litigation was resolved in a mutual release dated July 18, 2000 and apparently signed by facsimile in August 2000. Prior to the mutual release, on June 8, 2000, the parties executed a memorandum intended to "serve as a final settlement agreement" among the parties (the "Hendricks Settlement").

         iv. It was and remains the intention of the parties to the Hendricks Settlement, the 1999 Agreement, and the 2000 Agreement that the agreements be interpreted together as reflective of a single agreement, although there are inconsistencies in those agreements which are intended to be addressed in this Agreement.

         v. As a result of the 1999 Agreement, the 2000 Agreement, and the Hendricks Settlement, the following circumstances exist and transactions took place to the extent relevant to the Caribou Property (including, without limitation, the 1999 Properties and the 2000 Properties):

                  1. Calais issued a debenture to AAI in the amount of Cdn$747,728.47 to comply with (para) 3(a)(2) of the Hendricks Settlement, and this debenture reflects the total dollar amount that Calais must pay to AAI for both satisfaction of the debenture and to obtain reconveyance of the 1999 Properties and the 2000 Properties.

                  2. Although the Hendricks Settlement states in (para) 3(a)(3) that Calais will have an unlimited amount of time to exercise the option to reacquire the 1999 Properties and the 2000 Properties, the 1999 Agreement (signed by AAI on August 9, 2000) and the 2000 Agreement provided for a ten year right to reacquire the 1999 Properties and the 2000 Properties, respectively.

                  3. At the same time, Calais issued a debenture to Mrs. Harvey including the principal amount of Cdn$2,628,963 (US$1,753,464) to reflect amounts advanced by Mr. and Mrs. Harvey.

    c. NEVADA PROPERTY AGREEMENTS. In December 1994, Calais paid Mr. Harvey US$1,176,000 for an interest in various properties located in Nevada (the "Manhattan project") which consist of 28 patented mining claims and 147 unpatented mining claims.

         i. Based on the preliminary research done to date, the Parties agree that none of the claims are (or have been) owned by Calais, that Mr. Harvey only had at the time limited interests in the Manhattan project (none of which he has conveyed to Calais), and the claims constituting the Manhattan project appear to be owned of record by one or more of the following:

             1. Argus Resources, Inc. ("Argus," a Nevada corporation has 8.2 million shares outstanding. 4.2 million or 52% of which is owned by Moran Holdings a Nevada Corporation. Judy Harvey owns approximately 50% of Moran. There are also 15 additional shareholders in Moran, and all Moran shareholders are also Calais shareholders.

             2.   Moran Holdings

             3.   Nevada Manhattan Mines, Inc. ("NMMI"),

             4. White Cap Mines, Inc. ("WCM," a Nevada corporation owned by Mr. Harvey who represents to Calais that he owns 100% of the outstanding WCM stock), and 5. Anthony Selig (of Las Vegas, Nevada) and various entities owned by Mr. Selig.

         ii. Calais entered into an agreement and settlement dated September 7, 2000 with NMMI, among others (the "NMMI Settlement") to settle litigation and to purchase its interest in the property. Calais made four annual payments of US$75,000 to comply with its obligations under the agreement with NMMI. Mr. Harvey represents to Calais that he has no affiliation with and no control over NMMI. NMMI has not completed the conveyance to Calais of any interest in the property described in the NMMI Settlement.

         iii. There are several agreements to which some of NMMI, Calais, Argus, Mr. Harvey and Mr. Selig are parties (commencing in April 1982) which establish various rights, and then form and then amend a joint venture for a portion of the claims.

         iv. Based on the information from the Parties and the record, it appears (and none of the Parties has any information to the contrary) that the record ownership of the various properties is as follows:

             1. 28 patented mining claims and approximately 12 unpatented mining claims appear to be owned by Argus.

             2. 17 owned by Argus as to a 60% undivided interest, and by NMMI as to a 40% undivided interest, which NMMI interest is subject to the NMMI Settlement.

             3.   42 unpatented mining claims appear to be owned by WCM.

             4. 55 unpatented mining claims appear to be owned by Mr. Selig or entities associated with Mr. Selig and as to which WCM claims an interest.

             5. 20 additional claims which are included within the Manhattan project but which are in the names of vendees of Anthony Selig.

    d. CALAIS STOCK OWNERSHIP. The Harvey Parties individually and collectively are beneficial owners of a significant amount of common stock of Calais (as the term "beneficial

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         ownership is defined in SEC Rule 13d-3) including (to the best of the
         Parties' knowledge at the present time) 5,192,488 shares consisting of the following:

         i.       1,766,000 shares of common stock, to be verified with SEDAR.

         ii. Options to acquire 82,500 shares of Calais common stock, exercisable through November 15, 2004 at Cdn$1.26 per share; and

         iii. 3,343,988 shares underlying convertible debentures described above, each of which can be convertible into common stock at the conversion price of Cdn$1.23 through May 11, 2011.

         2. INTENT TO RESOLVE ALL DISPUTES. The relationships described above have led to disputes and disagreements with respect to property ownership, payments of money owed, value of consideration received, stock ownership and reporting, obligations of the Parties, and other issues, disputes and disagreements that the Parties desire to resolve pursuant to this Agreement (all of which are included within the term "Disputes" as that term is defined in Recital C, above, and used in this Agreement). In order to accomplish such settlement, the Parties agree to the following points, each of which is intended to interpret the underlying rights and obligations of the Parties to be consistent with the following, whether or not the agreements originally establishing the rights and obligations are consistent with the following (which agreements are hereby automatically and without further action of the Parties amended effective upon the signature to this Agreement to reflect the following):

    a.   RESOLUTION OF CARIBOU PROPERTY ISSUES.

         i. Calais may repurchase the 1999 Properties and the 2000 Properties from AAI by paying to AAI the principal amount of the debenture AAI currently holds as described above in (para) 1(b)(v)(1), which payment will result in the cancellation of the debenture and will require the reconveyance of the 1999 Properties and 2000 Properties to Calais. The Harvey Parties holding the debentures retain the right to convert the debenture to shares within 30 days of notice from Calais to eliminate the debt.

         ii. Calais may exercise its right to complete that purchase at any time through August 31, 2011. At the time that Calais exercises its rights to complete the purchase of either the 1999 Properties and the 2000 Properties, AAI will give to Calais a general warranty deed for the property being purchased transferring such property to Calais free and clear of any claims of others, except those created by Calais.

         iii. During the period through August 31, 2011, Calais and its servants, agents, employees, officers, directors, and contractors:

             1. May enter in, under, and upon the 1999 Properties and the 2000 Properties;

             2. Have quiet possession of the 1999 Properties and the 2000 Properties;

             3. Do such prospecting, exploration, development, and/or other mining work thereon and thereunder as Calais, in its sole discretion, may determine advisable;

             4. Bring upon and erect upon the 1999 Properties and the 2000 Properties buildings, plants, machinery and equipment as Calais may deem advisable;

             5. Remove from the Property and for Calais' own account dispose of ores, minerals, and metals without accounting to any of the Harvey Parties (including, without limitation, AAI) for the value of, or costs associated with, such ores, minerals and metals;

             6. May in its sole discretion obtain loans for the exploration, development, or mining of either or both of the 1999 Properties and the 2000 Properties or other property owned by Calais in the Caribou district, and secure such loan by a mortgage or deed of trust encumbering the 1999 Properties and/or the 2000 Properties;

             7. Shall maintain adequate liability and other appropriate insurance with respect to the 1999 Properties and the 2000 Properties and Calais' other properties within the Caribou mining district and Calais' operations and activities thereon (whether Calais directly performs such activities or does so through independent contractors or others);

             8. Shall maintain in good standing the 1999 Properties and the 2000 Properties by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of property taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep the 1999 Properties and the 2000 Properties free and clear of all liens and other charges arising from Calais' activities thereon (except those permitted by (para) 2(a)(iv)(6) above or those at the time contested by Calais in good faith); and

             9. Shall do all work in the 1999 Properties and the 2000 Properties in a good and minerlike fashion and in accordance with all applicable laws, regulations, orders, and ordinances of any governmental authority.

         iv. During the period through August 31, 2011, neither Calais nor Aardvark [AEI or AAI?] may transfer, convey, or assign, an interest in either the 1999 Properties or the 2000 Properties (except as permitted by (para) 2(a)(iv)(6) above).

         v. After August 31, 2011, if Calais has not repurchased either the 1999 Properties and the 2000 Properties from AAI, AAI agrees to extend the repurchase right for an additional ten more years. If Calais elects to take this ten year extension, it also extends the convertibility of the debenture in (para) 2(a)(i).

         vi. At Calais' request, AAI will execute and deliver for recording in Boulder county, Colorado, a document as may be recommended by counsel to Calais that sets forth the foregoing provisions which will supersede the previously recorded documents providing notice of the previous understanding between the parties.

    b.   NEVADA PROPERTIES.

         i. At the time of execution of this document, Argus Resources, Marlowe Harvey, Moran, and White Caps will convey all of their interests, including the 24.5% owned, held, or assigned to by and for Argus, in the Manhattan project including previously identified claims (para) 1(c)(i)(ii)(iii)(iv), without limitation, including entire right, title, and interest in and to any claims, leases, or other property constituting the Manhattan project.

         ii. It is recognized that Marlowe will need to get shareholder approval from Argus to execute the Argus portion of the agreements in (para) 2(b)(i) above.

         iii. On or before December 31, 2005, Mr. Harvey will convey, help to convey, or cause others to convey the Manhattan project to Calais so that Calais will receive title to the entire right, title, and interest in and to any claims, leases, or other property constituting the Manhattan project (including, without limitation, title to the claims that are currently in the name of Argus, Anthony Selig or his affiliates, NMMI, WCM, AAI, AEI, or Mr. and Mrs. Harvey) which, in the reasonable opinion of counsel to Calais, is marketable and which is subject to no liens, obligations, or other encumbrances except those acceptable to Calais in its sole discretion ("marketable title").

         iv. In exchange for marketable title as described in the preceding paragraph 2(b)(i) and paragraph 2(b)(ii), Calais will issue to Argus 250,000 shares of Calais common stock (subject to the establishment of an exemption from the registration requirements of Canadian and US federal, provincial, and state laws).

         v. Upon receipt of marketable title to the Manhattan project (and subject to the possibility that Calais may be prevented from completing any of the following activities within the time limits set forth by strikes, labor shortages, inability to comply with administrative or other regulatory or environmental requirements notwithstanding exerting reasonable efforts to do so, and other acts of God ("force majeure") (in which case the times periods set forth will each be extended by the amount of the time Calais was delayed by the force majeure event):

             1. Calais will drill not less than 15,000 feet of exploration drilling within the two years following receipt of marketable title and,

             2. if (following the completion of the work described in (para) 2(b)(v)(1)) Calais determines in its sole discretion that further work is warranted, Calais will drill at least an additional 50,000 feet in the following five years (a total of seven years after receipt of marketable title), and

             3. if (following the completion of the work described in (paras) 2(b)(v)(1) and (2)) Calais determines in its sole discretion that further work is warranted, Calais will develop a feasibility study for the exploration, development, or mining of the Manhattan project by the end of the tenth year after receipt of marketable title, and

             4. if (following the completion of the work described in (paras) 2(b)(v)(1), (2) and (3)) Calais determines in its sole discretion that further work is warranted, Calais will have a plan for production from the Manhattan project by the end of the twelfth year following receipt of marketable title.

         vi. If, after each stage of the above, and following receipt of marketable title, subject to extension as a result of force majeure) Calais has failed to move forward to the next stage as required in (para) 2(b)(v)(4) above, after notice from Mr. Harvey identifying such failure and a 60 day opportunity to cure such default by presenting such plan, Calais will assign the original 24.5% Argus interest in the Manhattan project to Argus or at their direction.

         vii. Calais will issue to Argus 2,500,000 shares of Calais common stock (or, if greater, a number of shares then equal to 5% of the total number of shares of Calais common stock then outstanding on a fully-diluted basis, subject to the establishment of an exemption from the registration requirements of Canadian and US federal, provincial, and state laws) if Calais identifies gold or gold equivalent within the Manhattan project equal to 2,000,000 ounces of Indicated Mineral Resources or Inferred or Indicated Mineral Reserves as determined by a Qualified Person retained by Calais as those terms are defined in the CIM Standards on Mineral Resources and Reserves (approved August 20, 2000) or any modification, amendment, or replacement thereto issued by the Canadian Institute of Mining, Metallurgy and Petroleum.

         viii. If Calais has determined to place the Manhattan project into production before identifying 2,000,000 ounces of Indicated Mineral Resources or Inferred or Indicated Mineral Reserves as described in the preceding (para) 2(b)(iv), it will issue a reduced number of shares of its common stock to Argus based on the proportion of Indicated Mineral Resources and Inferred and Indicated Mineral Reserves actually identified bears to 2,000,000. For example, if Calais has identified only 1,500,000 ounces at the time it places the Manhattan project into production it will issue to Argus 75% of the 2,500,000 shares (in all cases, subject to compliance with Canadian and US federal, provincial, and state laws).

    c.   STOCK OWNERSHIP AND REPORTING.

         i. Not later than April 30, 2004, the Harvey Parties will comply, and thereafter will continue to comply, with their obligations to report their stock ownership and transactions to US federal and British Columbia provincial authorities in compliance with the requirements established by such authorities including, but not limited to, obligations to report trades of securities of Calais, early warning reporting, control person and take over bid provisions contained in applicable securities laws and the rules, regulations and policies made thereto. Thereafter, the Harvey Parties will comply with their reporting obligations, limitations and disclosure provisions as may be required by applicable law in Canada or the United States. The Harvey Parties will also report all stock transactions since the time Calais stock CAAUF started trading on the OTCBB.

         ii. Assuming that (and only after) the Harvey Parties comply with the reporting obligations set forth in (para) 2(c)(i) above, Calais will cooperate with the Harvey

                  Parties in making sales of common stock of Calais they may beneficially own provided all such sales are in compliance with applicable law in the United States and Canada without any requirement for registration of Calais as an underwriter pursuant to such law and (for the purposes of United States law) pursuant to a plan that qualifies under SEC Rule 10b5-1.

             1. All such sales are in compliance with applicable law in the United States and Canada without any requirement for registration of Calais as an underwriter pursuant to such law and (for the purposes of United States law) pursuant to a plan that qualifies under SEC Rule 10b5-1; and

             2. To the extent that Thomas S. Hendricks, Matthew C. Witt, or members of the board of directors generally (collectively the "Calais Parties") agree to limit the number of shares that they can sell in any defined period, the Harvey Parties will be collectively subject to the same limitation as the total limitation of the Calais Parties.

         iii. If any or all of Thomas S. Hendricks, Matthew C. Witt, or members of the board of directors generally (collectively the "Calais Parties") have agreed to limit the number of shares of Calais that they can sell in any defined period, then Harvey Parties will, collectively, be subject to the same limitation as the total limitation of the Calais Parties and the Harvey Parties will enter into an agreement similar to any agreement entered into by the Calais Parties to that effect.

         iv. If and for so long as Thomas S. Hendricks and Matthew C. Witt remain executive officers of Calais, the Harvey Parties will cast their votes at any meeting of shareholders of Calais in favor of management's nominees for election as directors of Calais and in favor of any other resolution proposed by management of Calais as set forth in any proxy statement sent to the shareholders for such meeting and the Harvey Parties will, at the request of the Calais, deliver to Calais a proxy, in the form and substance required by Calais and which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to above.

         v. Mr. Harvey will (not later than the fifteenth day after his execution of this Agreement) execute and return to Calais an option agreement in the form of Exhibit "A" to this Agreement to reflect the options he owns to purchase 82,500 shares of Calais common stock described in more detail in (para) 1(d)(ii) above, which option agreement will define Mr. Harvey's rights and Calais' responsibilities with respect to such option.

    d.   DEBENTURES.

         i. Subject to and following the Harvey Parties' compliance with (paras) 2(c)(i), (ii) and (v) above, Calais agrees to submit to the approval of its disinterested shareholders at the next annual general meeting (unless prevented in doing so by comments from or actions by the SEC or the BCSC after having submitted a proxy statement for review by such authorities in advance of mailing it to the shareholders) a proposal by which Calais will reprice the conversion price for the outstanding debentures from Cdn$1.23 to US$0.55 and calculated from the exchange rate on August 1, 2003. If the shareholders approve such repricing, Calais will effectuate such repricing immediately. The Harvey Parties understand that their compliance with (paras) 2(c)(i), (ii) and (v) above is necessary for Calais to make proper disclosure about the debentures and the repricing thereof to the shareholders in the proxy statement or information statement required to be delivered to the shareholders under British Columbia and U.S. federal law.

         ii. Thomas S. Hendricks will assign the debenture he holds for Cdn$984,000 to Mr. Harvey, subject to compliance with applicable law in Canada or the United States. By participating in this Agreement, Mr. Hendricks acknowledges that this Agreement and the resolution of the Disputes accomplished herein, is of significant value to him and serves as sufficient consideration for his agreement in this paragraph to assign the debenture. Calais will also agree to honor the August 21, 2001 Board Resolution in compensating, in a like manner, to Tom Hendricks for the debenture surrender.

         iii. Mrs. Harvey will assign to Mr. Melvin Martin all right, title and interest in and to a debenture for a principal amount of Cdn$1,103,214.

         iv. Calais agrees to recognize the validity of the debentures held by Mrs. Harvey or which Mr. Hendricks will assign to Mrs. Harvey and the conversion privilege granted therein.

         v. Thomas S. Hendricks will deliver the original certificates representing the debentures, with any other documentation reasonably requested or required by Calais to effect the repricing and/or assignments contemplated herein, against delivery of replacement certificates representing the repricing and/or assignments contemplated herein.

    e. RETENTION OF MR. HARVEY. Calais agrees to retain Mr. Harvey as a consultant pursuant to a consulting agreement in the form of Exhibit "B."

    f. ROYALTY BUYDOWN. Calais or interested parties could acquire up to 4% of applicable 5% NSR royalties to Marlowe Harvey or assignee as recorded in the Nevada property agreements for $3,000,000 per 1%.

    3.       REPRESENTATIONS AND WARRANTIES.

    a. CALAIS. Calais represents and warrants to each of the Harvey Parties (understanding that each of the Harvey Parties will be relying on the accuracy and completeness of the representations and warranties in their determination to enter into this Agreement to resolve the Disputes as set forth herein):

         i. Calais is a corporation in good standing in British Columbia and is qualified to conduct business in the state of Colorado.

         ii. The persons executing this Agreement on behalf of Calais are its president. Calais has authorized its president to sign this Agreement on its behalf, and has further authorized such officers to deliver this Agreement to each of the Harvey Parties and intends to be bound by this Agreement in accordance with its terms.

         iii. To the extent that Calais has stated any fact in this Agreement, Calais (acting through and based on the knowledge of its president) believes such fact to be true and correct in all material respects.

    b. THE HARVEY PARTIES. Each of the Harvey Parties represents and warrants to Calais (understanding that Calais will be relying on the accuracy and completeness of the representations and warranties in its determination to enter into this Agreement to resolve the Disputes as set forth herein):

         i. Each of the Harvey Parties that is a corporation, is a corporation in good standing under the laws of its jurisdiction of organization and is qualified to conduct business in the states or provinces where the conduct of its business so requires.

         ii. The persons executing this Agreement on behalf of each of the Harvey Parties that is a corporation are its duly constituted officers as named on the signature page hereof. Each of the Harvey Parties that is a corporation has authorized such officers to sign this Agreement on its behalf, and has further authorized such officers to deliver this Agreement to Calais and intends to be bound by this Agreement in accordance with its terms.

         iii. To the extent that this Agreement states or sets out any matters of fact with respect to the rights, interests, claims or obligations of the Harvey Parties, such statements of fact are true and correct in all material respects and any such statements of fact do not omit to state a fact that ought reasonably to be stated or that is necessary to make the statement not misleading in light of the circumstances in which it was made.

                  4.       MUTUAL RELEASES.

    a.   CALAIS RELEASE.

         i. Upon its receipt of a fully executed and notarized copy of this Agreement, Calais, for itself, its administrators, officers, directors, shareholders, agents, representatives, successors, and assigns, family members and related entities (the "Calais Releasors"), shall and hereby does release, acquit, and forever discharge the Harvey Parties and each of them, their affiliates, heirs, successors, officers, directors, shareholders, and assigns, family members and related entities (the "Harvey Releasees"), of and from any and all obligations or liability which he now has, has had, or may have, and from all claims, demands, liens, actions, administrative proceedings, and causes of action, and from all damages, injuries, losses, contributions, indemnities, compensation, costs, attorney's fees and expenses of every kind and nature whatsoever, whether known or unknown, fixed or contingent, whether in law or in equity, whether asserted or unasserted, whether sounding in tort or in contract, from the beginning of the world to the date of this Agreement, related to, arising from, or which may in the future arise from, the Disputes, except for obligations or liability, or all claims, demands, liens, actions, administrative proceedings or causes of action contained in, created by or arising from this Agreement.

         ii. Calais, on behalf of itself and the other Calais Releasors agrees not to initiate or maintain any claim, suit or cause of action, of any kind whatsoever, in or by way of any legal proceedings or otherwise, against any of the Harvey Releasees based on any obligation or liability arising directly or indirectly out of, or relating in any way to the subject matter of any matter released hereunder pursuant to the preceding paragraph 4(a)(i).

    b.   HARVEY PARTIES' RELEASE.

         i. Upon their receipt of a fully executed and notarized copy of this Agreement, each of the Harvey Parties, for himself, herself, or itself, his or her heirs, for his or her or its administrators, agents, officers, directors, shareholders, representatives, successors, and assigns, family members and related entities (the "Harvey Releasors"), shall and hereby does release, acquit, and forever discharge Calais, together with its affiliates, managers, members, creditors, officers, directors, shareholders, administrators, and agents, and its and their respective representatives, successors and assigns, family members and related entities (the "Calais Releasees"), of and from any and all obligations or liability which it now has, has had, or may have, and from all claims, demands, liens, actions, administrative proceedings, and causes of action, and from all damages, injuries, losses, contributions, indemnities, compensation, costs, attorney's fees and expenses of every kind and nature whatsoever, whether known or unknown, fixed or contingent, whether in law or in equity, whether asserted or unasserted, whether sounding in tort or in contract, from the beginning of the world to the date of this Agreement, related to, arising from, or which may in the future arise from, the Disputes, except for obligations or liability, or all claims, demands, liens, actions, administrative proceedings or causes of action contained in, created by or arising from this Agreement.

         ii. Mr. Harvey, on behalf of himself and the other Harvey Releasors agree not to initiate or maintain any claim, suit or cause of action, of any kind whatsoever, in or by way of any legal proceedings or otherwise, against any of the Calais Releasees based on any obligation or liability arising directly or indirectly out of, or relating in any way to the subject matter of any matter released hereunder pursuant to the preceding paragraph 4(b)(i), except for matters contained in this agreement, such as repricing of debenture.

    c. The Parties warrant and represent to each other that they have had the opportunity to be represented by legal counsel regarding this Agreement and freely and voluntarily entered into this Agreement upon the advice of such counsel as deemed by such Party to be necessary or appropriate.

         5. NO ADMISSION OF LIABILITY. This Agreement, and compliance with or performance of any obligations imposed by this Agreement, shall not be construed as an admission of liability on the part of the Parties, such liability being hereby expressly denied. The Parties' intent in this Agreement is to resolve the Disputes and avoid any further differences or conflicts. The Parties hereby represent that they have neither filed nor caused to be filed any pending charges, suits, claims, grievances or other action (hereinafter referred to as "Claims") which in any way arise from or relate to the Disputes. Each Party further represents to each other that such Party has not directly or indirectly assigned any Claims or which are released hereby to any other person.

         6. WAIVER. Each of the Parties recognizes that, by the releases contained herein, they are releasing claims and other matters that may be unknown at the present time, and claims and other matters which may arise in the future from actions taken prior to the date hereof. Each of the Parties affirmatively states that this accurately sets forth the intent of such Party and waives any right he, she, or it may have to claim differently at any time in the future.

         7. DEFENSE. This Agreement and the releases contained herein, may be pled as a full and complete defense, counterclaim or cross-claim to, and may be used as a basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted or attempted in breach of this Agreement or the releases contained herein. In the event of any action by any Party hereto to enforce this Agreement, the releases contained herein, or any other agreement delivered pursuant hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

         8. COSTS AND EXPENSES. The Parties shall each be responsible to pay their own attorneys' fees and other costs and expenses incurred in connection with the negotiation and drafting of this Agreement. Each Party shall release and forever hold the other harmless from any liability to their attorneys for payment of such fees pursuant to any agreement or understanding between each Party and their attorneys.

         9. NO RELIANCE. The Parties warrant to each other that in agreeing to the terms of this Agreement or any of the documents included as exhibits hereto, they have not relied in any way upon any representations or statements of any other Party regarding the subject matter hereof for the basis or effect of this Agreement other than those representations or statements contained herein. In entering into this Agreement and except as otherwise set forth herein,

    a. Each Party represents that in entering into this Agreement and completing the transactions hereunder, he, she, or it has done so after completing such investigation as he or it has determined to be necessary or appropriate in the circumstances, and after having consulted with and taken advice from such Party's legal, financial, tax, investment, and other advisors to the extent such Party has determined such consultation to be necessary or appropriate in the circumstances;

    b. Each Party assumes the risk of any misrepresentation, concealment or mistake. If any Party should subsequently discover that any fact relied upon by it in entering into this Agreement was untrue, or that any fact was concealed from it, or that its understanding of the facts or of the law was incorrect, such Party shall not be entitled to any relief in connection therewith, including without limitation, any alleged right or claim to set aside or rescind this Agreement; and

    c. This Agreement is intended to be, and is, final and binding among the Parties hereto, regardless of any claims or misrepresentation, promise made without the intention of performing, concealment of fact, mistake of fact or law, or any other circumstance whatsoever.

         10. NO MISTAKE. In connection with this Agreement, the Parties hereby acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to this Agreement (except as specifically set forth herein), but that it is their intention hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected, which now exist, which may exist, or which heretofore have existed against any and all Parties under this Agreement.

         11. ACCURACY OF FACTUAL STATEMENTS. Each of the Parties represents to each of the other Parties that the factual statements contained herein are true and correct to the best of such Party's knowledge, and no Party will take any action or assert any position that places into question or disputes the accuracy of any of the factual statements made herein.

         12. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by the laws of Colorado except to the extent that the laws of Nevada govern transactions and statements with respect to the Manhattan project or the laws of British Columbia govern the validity of the outstanding shares of Calais common stock and debentures. Each of the Parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Denver, Colorado, or the state courts of the City and County of Denver, Colorado, in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the Parties agree that service in person or by certified or registered U.S. Mail to their respective last known address shall constitute valid in personam service upon such Party in any action or proceeding with respect to any matter as to which such Party has submitted to jurisdiction hereunder.

         13. SEVERABILITY. If any part of this Agreement shall be determined to be illegal, invalid or unenforceable, the remaining part shall not be affected thereby, and the illegal, unenforceable or invalid parts shall be deemed not to be a part of this Agreement. Each Party represents and warrants that it has full capacity and authority to settle, compromise, and release its claims and to enter into this Agreement and that no other person or entity has acquired, or will in the future acquire or have any right to assert, against any person or entity released by this Agreement any portion of that Party's claims released herein.

         14. INTEGRATED AGREEMENT. This Agreement constitutes a single integrated contract expressing the entire agreement of the Parties with respect to the subject matter hereof, compromising any and all rights and obligations of the Parties, without exception, and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. This Agreement may be amended or modified only by an agreement in writing signed by the Parties. The failure by a Party to declare a breach or otherwise to assert its rights under this Agreement shall not be construed as a waiver of any right the Party has under this Agreement.

         15. CONFIDENTIALITY. The Parties agree that this Agreement, the releases contained herein, and the agreements delivered pursuant hereto, shall remain confidential between and among the Parties except as required to be disclosed under applicable law, governmental regulation or pursuant to judicial order or decree. If any inquiry is made of the Parties concerning this Agreement, the Parties may only disclose that the disputes between and among them have been resolved to the Parties' mutual satisfaction.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17. AUTHORITY. Each person executing this Agreement on behalf of an entity represents and warrants to each other Party that such person has executed this Agreement with all appropriate corporate or other authority, and that this Agreement is intended to be, and is, binding upon such entity in accordance with its terms.

         18. GOOD FAITH. Each of the Parties to this Agreement will work in good faith to accomplish the purposes of this Agreement.

         19. NOTICES. All written notices required by this Agreement or any document delivered pursuant hereto or as contemplated herein, must be delivered to the following addresses (or to such other address as may be specified by a Party) by a means evidenced by a delivery receipt and will be effective upon receipt.

If to Calais                         If to Mr. Harvey or any of the Harvey Parties
----------------------------------------------------------------------------------
8400 East Crescent Parkway           47015 Extrom Road
#675                                 Chilliwack, B.C.  V2R-4V1
Greenwood Village, CO 80111          Canada
Attn: Matthew C. Witt, CFO
----------------------------------------------------------------------------------

         20. SURVIVAL. The Parties agree that the obligations, representations and warranties contained herein shall indefinitely survive the execution of this Agreement, the delivery of all documents hereunder, and the completion of the transactions contemplated herein.

         21. EXHIBITS. There are two exhibits attached to this Agreement, as follows:

             a. Exhibit A, option agreement to be executed by Calais and Mr. Harvey pursuant to (para) 2(c)(vi) hereof; and

             b. Exhibit B, consulting agreement to be executed by Calais and Mr. Harvey pursuant to (para) 2(e) hereof.

             c.   Exhibit C, "1999 Property Agreement"

             d.   Exhibit D, "2000 Property Agreement"

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first mentioned above.

THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND SIGN THE SAME AS HIS OR ITS OWN FREE ACT.

CAUTION! READ BEFORE SIGNING

Calais Resources, Inc.

BY: /s/ Thomas S. Hendricks
    ---------------------------
Thomas S. Hendricks, President

STATE OF COLORADO )
                  ) ss.
COUNTY OF BOULDER )

Subscribed, sworn to, and acknowledged before me by Thomas S. Hendricks, as President for and on behalf of Calais Resources, Inc, on this 5th day of March 2004.

         Witness my hand and official seal.

         My commission expires: November 4, 2006

         /s/ Sara E. Manderfeld
         --------------------------------
                            Notary Public

THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND SIGN THE SAME AS HIS OR ITS OWN FREE ACT.

CAUTION! READ BEFORE SIGNING

/s/ Thomas S. Hendricks
-------------------------------------
Thomas S. Hendricks, individually, solely for the purposes of his agreement in
(para) 2(d)(ii)

STATE OF COLORADO )
                  ) ss.
COUNTY OF BOULDER )

Subscribed, sworn to, and acknowledged before me by Thomas S. Hendricks, individually, on this 5th day of March 2004.

         Witness my hand and official seal.
         My commission expires:  November 4, 2006

         /s/ Sara E. Manderfeld
         --------------------------------
                            Notary Public

CAUTION! READ BEFORE SIGNING

/s/ Marlowe Harvey
-----------------------------------------
Marlowe Harvey, individually

/s/ Judy Harvey
-----------------------------------------
Judy Harvey, individually

PROVINCE OF BC                      )
                                    ) ss.
CITY OF CHILLIWACK                  )

Subscribed, sworn to, and acknowledged before me by Marlowe Harvey and Judy Harvey, individually, on this 9th day of March 2004.

         Witness my hand and official seal.

         My commission expires:  "Permanent Commission"

         /s/ R. Dean Simpson
         ----------------------------------------------
                  Notary Public

THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND SIGN THE SAME AS HIS OR ITS OWN FREE ACT.

CAUTION! READ BEFORE SIGNING

Argus Resources, Inc.

BY:   /s/  Marlowe Harvey
      -----------------------------------------
Name: Marlowe Harvey
President

BY:   /s/  Marlowe Harvey
      -----------------------------------------
Name: Marlowe Harvey
Secretary

PROVINCE OF BC                      )
                                    ) ss.
CITY OF CHILLIWACK                  )

Subscribed, sworn to, and acknowledged before me by Marlowe Harvey, as President, and Marlowe Harvey, as Secretary, for and on behalf of Argus Resources, Inc, on this 9th day of March 2004.

         Witness my hand and official seal.

         My commission expires:  "Permanent Commission"

         /s/ R. Dean Simpson
         ----------------------------------------------
                  Notary Public

THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND SIGN THE SAME AS HIS OR ITS OWN FREE ACT.

CAUTION! READ BEFORE SIGNING

Aardvark Agencies, Inc.

BY:   /s/ Judy Harvey
      -----------------------------------------
Name: Judy Harvey
President

BY:   /s/ Judy Harvey
      -----------------------------------------
Name: Judy Harvey
Secretary

PROVINCE OF BC                      )
                                    ) ss.
CITY OF CHILLIWACK                  )

Subscribed, sworn to, and acknowledged before me by Judy Harvey, as President, and Judy Harvey, as Secretary, for and on behalf of Aardvark Agencies, Inc, on this 9th day of March 2004.

         Witness my hand and official seal.

         My commission expires:  "Permanent Commission"

         /s/ R. Dean Simpson
         ----------------------------------------------
                  Notary Public

THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING SETTLEMENT AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND SIGN THE SAME AS HIS OR ITS OWN FREE ACT.

CAUTION! READ BEFORE SIGNING

Aardvark Enterprises, Inc.

BY:   /s/ Judy Harvey
      -----------------------------------------
Name: Judy Harvey
President

BY:   /s/ Judy Harvey
      -----------------------------------------
Name: Judy Harvey
Secretary

PROVINCE OF BC                      )
                                    ) ss.
CITY OF CHILLIWACK                  )

Subscribed, sworn to, and acknowledged before me by Judy Harvey, as President, and Judy Harvey, as Secretary, for and on behalf of Aardvark Enterprises, Inc, on this 9th day of March 2004.

         Witness my hand and official seal.

         My commission expires:  "Permanent Commission"

         /s/ R. Dean Simpson
         ----------------------------------------------
                  Notary Public